 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Awards Under the Bristow Group Inc. Fiscal Year 2010 Annual Incentive Compensation Plan.  On June 9, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bristow Group Inc. (the “Company”) approved the payment of bonuses to participants of the Bristow Group Inc. Fiscal Year 2010 Annual Incentive Compensation Plan (the “2010 Plan”) which was approved on June 4, 2009 as disclosed in our prior 8-K filed on June 10, 2009, in which certain key employees of the Company, including each of the executive officers listed below (the “Named Executive Officers”), are eligible to participate. The plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include Earnings per Share (“EPS”), Return on Capital Employed (“ROCE”), safety measures, and a portion related to individual performance, all as defined in the 2010 Plan. The amounts paid were derived after reviewing the performance goals in comparison to actual fiscal year 2010 results. The following are the amounts approved for each of the Named Executive Officers:

Name	Bonus Amount
William E. Chiles	$1,050,000
Elizabeth D. Brumley (1)	$111,019
Richard D. Burman (2)	£139,286
Mark B. Duncan	$244,325
Randall A. Stafford	$200,813

(1) On June 8, 2010, the Company announced Ms. Brumley’s departure from the employ of the Company.
(2) Mr. Burman is paid in pounds sterling. The amount shown above would be US$211,255 at the rate in effect on March 31, 2010, the end of our fiscal year ($1.52/£).

Awards under the Bristow Group Inc. 2007 Long Term Incentive Plan.  The Company has previously adopted the Bristow Group Inc. 2007 Long Term Incentive Plan (the “2007 Plan”), under which a maximum of 1,200,000 shares of Common Stock of the Company, or cash equivalents of Common Stock, were reserved for awards to directors, officers and key employees. Awards granted under the 2007 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, cash awards or any combination thereof. On June 9, 2010, the Compensation Committee approved awards of stock options, restricted stock and long term performance cash to each of the Named Executive Officers listed below under the 2007 Plan:

Name	Stock Options (Shares)	Restricted Stock (Shares)	Performance Cash (at target)	Restricted Stock (Retention) (Shares)
William E. Chiles	69,100	28,300	$883,333	-
Richard D. Burman	17,757	7,280	$227,000	25,000
Mark B. Duncan	17,757	7,280	$227,000	25,000
Randall A. Stafford	11,734	4,811	$150,000	-

Each of the stock options has a ten-year term, has an exercise price equal to the fair market value (as defined in the 2007 Plan) of the Common Stock on the grant date (June 9, 2010) of $30.16 per share.  The options will vest in annual installments of one-third each beginning on the first anniversary of the grant date.  Restricted stock grants vest at the end of three years.  Performance cash awards allow the recipient to receive from -0- to 200% of the target amount shown at the end of three years depending on how the Company’s total shareholder return (“TSR”) ranks among the Company’s compensation peer group over the three year performance period.  If the Company’s TSR for the performance period is negative or below the 25th percentile, no cash payment is made pursuant to the performance cash award.  The cash payout then ranges from 50% to 200% of the target amount for TSR ranging from the 25th percentile to the 75th percentile.  Each of the awards under the 2007 Plan is dependent on the officer's continued employment with the Company, subject to the conditions and exceptions specified in the awards.

The foregoing description of stock options, restricted stock and performance cash awards is qualified in its entirety by the forms of stock option, restricted stock, restricted stock (Retention) and performance cash award letters attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and incorporated herein by reference.

Fiscal Year 2011 Annual Incentive Compensation Plan.  On June 9, 2010, the Compensation Committee approved the Bristow Group Inc. Fiscal Year 2011 Annual Incentive Compensation Plan (the “2011 Plan”) in which certain key employees of the Company, including each of the Named Executive Officers listed below are eligible to participate.  The 2011 Plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance Goals include EPS, ROCE, safety measures and a portion related to individual performance, all as defined in the 2011 Plan. The following are the participation levels expressed as a percentage of annual salary for each of the Named Executive Officers listed below:

Name	Target Level	Maximum
William E. Chiles	100%	200%
Richard D. Burman	55%	110%
Mark B. Duncan	55%	110%
Randall A. Stafford	50%	100%

The foregoing description of the 2011 Plan is qualified in its entirety by the 2011 Plan, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Increases in Base Salary.  On June 9, 2010, but with effect from June 1, 2010, the Compensation Committee approved an increase of Mr. Chiles’ annual base salary to $750,000 and an increase to Mr. Stafford’s annual base salary to $325,000.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number                                                 Description of Exhibit

10.1	Form of Stock Option Award Letter

10.2	Form of Restricted Stock Award Letter

10.3	Form of Restricted Stock (Retention) Award Letter

10.4	Form of Performance Cash Award Letter

10.5	Bristow Group Inc. Fiscal Year 2011 Annual Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2010

BRISTOW GROUP INC.
(Registrant)

By: /s/ Randall A. Stafford
        Randall A. Stafford
        Vice President and General
                             Counsel, Corporate Secretary

Exhibit Index

Exhibit Number            Description of Exhibit

10.1	Form of Stock Option Award Letter

10.2	Form of Restricted Stock Award Letter

10.3	Form of Restricted Stock (Retention) Award Letter

10.4	Form of Performance Cash Award Letter

10.5	Bristow Group Inc. Fiscal Year 2011 Annual Incentive Compensation Plan